THIS MANAGEMENT AGREEMENT is made as of the ***10*** day of ***June, 2009***

BETWEEN:

B&D Food Corp. the "Corporation"

OF THE FIRST PART

- and -

Spence Walker the "CFO"

OF THE SECOND PART

The Corporation has offered the CFO a management position as Certified Financial Officer and the CFO has accepted the offer, subject to the following terms and conditions and in mutual consideration of the promises made between the parties in this Agreement:

Article 1
TERM OF AGREEMENT

1.1 The Corporation shall employ the CFO as 1 day of July, 2009 for a five (5) year term commencing on the 1st day of July, 2009 (the "Effective Date") and terminating on the 30 day of June, 2014 with automatic successive five (5) year renewal terms, unless the Corporation or the CFO terminates this Agreement by notice in writing to the other party given at least three (3) months prior to the end of such initial five (5) year term or any such renewal term, effective as at the end of such initial term or any such renewal term.

Article 2
DUTIES OF OFFICER

2.1 The CFO agrees to diligently perform such duties and responsibilities as may be fixed and assigned to him from time to time by the Board of Directors of the Corporation and shall be initially assigned the duties and responsibilities as particularized in Schedule 2.1, annexed hereto and forming part of this Agreement, with a standard of care, diligence and quality that is commensurate with industry practice in Canada.

2.2 The duties of the CFO may be changed from time to time by the Corporation in accordance with Section 2.1 above. In the event that the Corporation proposes to materially change the duties of the CFO hereunder, the Corporation shall provide the CFO with reasonable notice of such material change in duties.

2.3 The CFO agrees that any material failure to discharge the duties and responsibilities set out in Schedule 2.1, if not remedied after reasonable notice, constitutes a breach of this Agreement.

2.4 The CFO shall devote on a part time and as needed basis, ability and attention to the business of the Corporation during the term of his employment with the Corporation and shall faithfully serve the Corporation and use his best efforts to promote the interests and welfare of the Corporation.

2.5 The CFO agrees to abide and be bound by the Corporation's policies, practices and rules as they are set out in the company's code of ethics as they may be established and/or amended from time to time and communicated to the CFO.

Article 3
COMPENSATION AND BENEFITS

3.1 The Corporation agrees to pay to the CFO during the term of this Agreement a salary at the base rate of $30,000 per year, payable in monthly installments plus any applicable GST.

3.2 The CFO will be entitled to participate in the company's equity compensation plan (the "Plan"), once established. The amount and form of the share compensation to be determined and agreed to by the Board of Directors as soon after the Plan is effective, as is reasonable possible. The amount is to be determined, but should be equal to or greater to the company's share value at the time compensation is received, equal to $30,000 per year.

3.3 The CFO shall be reimbursed for all reasonable traveling and other expenses incurred by him in connection with the performance of his duties as an employee of the Corporation. For all such expenses, the CFO shall furnish to the Corporation statements and vouchers to support such expenses.

Article 4
TERMINATION

4.1 The CFO may terminate his employment with the Corporation and this Agreement at any time upon giving at least thirty (30) days' prior written notice to the Corporation.

4.2 The Corporation may terminate this Agreement and the position of the CFO for cause, at any time without notice or compensation in lieu of notice. It is understood and agreed that cause includes, without limitation, any material breach of the provisions of this Agreement by the CFO, theft, fraud and misappropriation or dishonesty, breach of fiduciary duties, documented gross incompetence, gross negligence or gross insubordination on the part of the CFO.

4.4 The parties confirm that the provisions contained in Article 2, Article 4 and Article 5 are valid and reasonable and are fair and equitable and that the parties agree that upon any termination of this Agreement, in compliance with the provisions of this Agreement, the CFO shall not have any action, cause of action, claim or demand against the Corporation or any other person as a consequence of such termination. The CFO further acknowledges and agrees that the compensation and/or notices required pursuant to Article 2, Article 4 and Article 5 shall be in full satisfaction of all claims for termination of this Agreement and the employment of the CFO with the Corporation, including termination pay and/or severance pay pursuant to the Act. Except as otherwise provided in Article 2, Article 4 and Article 5, the CFO shall not be entitled to any further termination compensation, damages or other payments whatsoever. [As a condition precedent to any payment pursuant to Article 2, Article 4 and Article 5], the CFO agrees to deliver to the Corporation contemporaneously with any such compensation, a full and final release (other than in respect of any

compensation to be made pursuant hereto) of and from all actions or claims in connection therewith in favour of the Corporation and its directors, officers, employees and agents, in form and substance satisfactory to the Corporation, acting reasonably. If the CFO is an officer or director of the Corporation at the relevant time of termination of this Agreement in accordance with the terms hereof, the CFO shall contemporaneously with or as soon as is practicable after the termination of this Agreement for any reason whatsoever, tender his resignation from any position he may hold as an officer or director of the Corporation.

4.5 This Agreement and the employment relationship created hereby shall commence on the date of execution hereof and shall not be terminated except in one or more of the following circumstances:

(a) upon the resignation of the CFO under Section 4.2 of this Agreement;

(b) upon the effective date of any new written employment agreement between the parties hereto which replaces and supersedes this Agreement;

(c) upon the death of the CFO; or

(d) upon the expiry of the initial term or any renewal term of this Agreement as provided in Section 1.1 of this Agreement.

Article 5
ENGAGING IN OTHER MANAGEMENT

5.1 It is understood and agreed that the CFO shall not, during the term of this Agreement, engage in any other business, commercial activity or employment which is or may be contrary to the best interests of the Corporation, without the prior written consent of the Corporation. The CFO acknowledges and agrees that any material violation of this Section 5.1 shall be cause for termination without notice or compensation in lieu of notice.

Article 6
NON-COMPETITION

6.1 The CFO agrees that during the term of his employment with the Corporation and for a period of 12 months, after the termination of this Agreement and his employment with the Corporation for any reason, the CFO will not, without the express written consent of the Corporation, directly or indirectly, either individually or in a partnership, or jointly or in conjunction with any person:

(a) be employed or otherwise engaged by (in the same capacity in which the CFO was engaged by the Corporation);

(b) consult with or advise;

(c) manage;

(d) own shares in the capital of (other than up to 5% of a publicly listed Corporation);

(e) lend money to or guarantee the debts or obligations of; or

(f) permit his name or any part thereof to be used or employed by;

another business entity or person which has customers in the manufacture, promotion, marketing, distribution or sale of products or services competitive with the products and services that the CFO dealt with while engaged by the Corporation.

Article 7
NON-SOLICITATION OF STAFF AND CUSTOMERS

7.1 The CFO acknowledges that it is critical to the Corporation that it retain its staff, including programmers, systems analysts, maintenance staff, training staff and other personnel. Accordingly, the CFO covenants and agrees that he will not, at any time while the CFO has any contractual obligation to the Corporation and for a period of one (1) year thereafter, directly or indirectly, hire or enter into any contractual arrangement with or use the services of, or attempt to obtain the withdrawal from the Corporation of, any of its staff or other personnel, including by having such staff or personnel employed or otherwise engaged as a consultant or independent contractor.

7.2 The CFO shall not, without the prior written consent of the Corporation, at any time while the CFO has a contractual obligation to the Corporation and for a period of one (1) year thereafter, either individually or in a partnership or jointly or in conjunction with or for the benefit of any person, solicit, endeavor to solicit, canvass or deal with in relation to the business of the Corporation any person who:

(a) was a client/customer of the Corporation [for which the CFO performed any services on behalf of the Corporation] within the period of one (1) year prior to the date on which the CFO ceased to have a contractual obligation to the Corporation; or

(b) has been pursued as a prospective client/customer by the Corporation at any time within one (1) year prior to the date on which the CFO ceased to have a contractual obligation to the Corporation and in respect of which the Corporation has not decided to cease all such pursuit; or

(c) use his personal knowledge or influence over any such client/customer or prospective client/customer to or for his benefit in competition with the Corporation or the benefit of any other person competing with or endeavoring to compete with the Corporation.

Article 8
STATEMENT OF NON-OBLIGATION

8.1 The CFO hereby verifies that he is not a party to any agreement or under any other obligation to a person or entity, including any obligation to refrain from using or disclosing any trade secret or confidential or proprietary information of any former employer or other party, or any obligation to refrain from competing, directly or indirectly, with the business of any such previous employer or other party or to refrain from soliciting employees, customers, or suppliers of any such previous employer or other party, nor does he have any other interest which is inconsistent with or in conflict with this Agreement, or which would prevent, limit or impair his full and complete performance of any of the covenants herein contained or any duties of his employment with the Corporation. The CFO agrees to indemnify and hold the

Corporation harmless from any claim, loss, damage, cost or liability which may be asserted on account of the Corporation's employment of the CFO hereunder. The CFO understands that the Corporation does not want him to disclose to it any Confidential Information which the CFO may have obtained from a former employer, although the CFO is free to use his general knowledge and past experience gained from any such former employer.

Article 9
ACKNOWLEDGMENTS AND CONSENTS

9.1 The CFO hereby acknowledges, agrees and consents as follows:

(a) all restrictions contained herein are reasonable and valid and are essential to the protection of the interests of the Corporation and the survival of its activities;

(b) in the event of a breach or anticipated breach of any of the covenants contained in this Agreement, serious commercial, economic and trade damage and injury to the Corporation may be caused for which monetary damages do not, alone or in part, adequately compensate the Corporation and such damages will be difficult to ascertain. Accordingly the Corporation may petition a court of law or equity for preliminary and permanent equitable relief, including injunctive relief in order to put an end to any such breach and for an accounting of all profits and benefits arising out of such breach. Such rights and remedies shall be cumulative and in addition to any other relief, rights and remedies which the Corporation may have under the law, including but not limited to reasonable lawyer's fees;

(c) the CFO hereby waives all defenses to the strict enforcement of this Agreement by the Corporation; and

(d) nothing herein shall be construed so as to limit or restrict any remedy at law which the Corporation may have against the CFO for any breach by him of this Agreement.

Article 10
NOTIFICATION

10.1 Any notice required to be given hereunder shall be deemed to have been properly given if delivered personally or sent by pre-paid registered mail as follows:

(a) to the CFO;
448 Autumn Hill Blvd, Markham, On, L4J 9B8

(b) to the Corporation
8953 Woodbine Avenue, Markham On, L3R 8C5

and if sent by registered mail shall be deemed to have been received on the fourth business day of uninterrupted postal service following the date of mailing. Either party may change its address for notice at any time, by giving notice to the other party pursuant to the provisions of this Agreement.

Article 11
SURVIVAL

11.1 The CFO acknowledges and agrees that the obligations under [Article 6 (Non-Competition), Article 7 (Non-Solicitation of Staff and Customers), Article 8 (Statement of Non-Obligation) and Article 9 (Acknowledgements and Consents] are to remain in effect in perpetuity (or such lesser period of time as may be specified therein) and survive the termination of this Agreement and will continue to apply notwithstanding the manner or reasons for the termination of the employment of the CFO and regardless of whether the employment of the CFO is terminated with or without notice.

Article 12
WAIVER OF BREACH

12.1 The failure of either party to require the performance of any term or condition of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent enforcement of any such term or any other term nor shall it be deemed a waiver of any subsequent breach.

Article 13
GOVERNING LAW

13.1 It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, and under and pursuant to the laws of the Province of Ontario and that in any action or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the Province of Ontario shall be applicable without regard to the jurisdiction in which any action or other proceeding may be instituted.

Article 14
SEVERABILITY AND MODIFICATION

14.1 Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof (and every other part thereof). In the event that any provision (or part thereof) contained in this Agreement or the application thereof to any circumstances shall be invalid, illegal or unenforceable, in whole or in part, for any reason whatsoever, in any jurisdiction and to any extent:

(a) the validity, legality or enforceability of such provision (or such part thereof) in any other jurisdiction and of the remaining provisions contained in this Agreement (or the remaining parts of such provision, as the case may be) shall not in any way be affected or impaired thereby;

(b) the application of such provision (or such part thereof) to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby;

(c) such provision (or such part thereof) shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such

jurisdiction and in such circumstances; and

(d) the remaining provisions of this Agreement (or the remaining parts of such provision, as the case may be) shall nevertheless remain in full force and effect.

Article 15
COMPLETE AGREEMENT

15.1 This Agreement is the complete agreement between the CFO and the Corporation with respect to the subject matter hereof and supersedes any and all negotiations or understandings previously existing with respect to the subject matters addressed herein or the employment of the CFO with the Corporation.

[Article 16
COMPLIANCE WITH PIPEDA

16.1 The CFO represents and warrants that he/she complies with and will continue to comply with all requirements of the Personal Information Protection and Electronics Document Act (PIPEDA) with respect to the handling of personal information in his/her/its possession. The CFO also ensures appropriate measures have been implemented and will continue to be implemented with respect to any of that personal information that he/she has supplied to, and received from, third parties. Non-compliance with PIPEDA is a material breach of this Agreement.

Article 17
RIGHT TO ENTER INTO THIS AGREEMENT

17.1 The CFO warrants and represents that he has the legal right to enter into this Agreement and that the CFO does so willingly and that the CFO has had the opportunity of receiving independent legal advice respecting this Agreement and has obtained such independent legal advice as he has determined is necessary or desirable.

Article 18
RECEIPT OF COPY OF AGREEMENT

18.1 The CFO hereby acknowledges receipt of a duplicate copy of this Agreement.

Article 19
GENDER

19.1 Whenever used in this Agreement, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

Article 20
COUNTERPART AND FACSIMILE SIGNATURE

20.1 This Agreement may be executed by the parties in separate counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that

all signatures may not appear on the same counterpart. This Agreement may be executed and delivered by facsimile signature and shall be binding on all parties hereto as if executed by original signature and delivered personally.

Article 21
ENUREMENT

21.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and legal and personal representatives, including successors by way of amalgamation and winding-up.

THE PARTIES HERETO have caused this Agreement to be executed as of the date first above written.

B&D FOOD CORP.

By: ______________________

Daniel Ollech,

representing the Board of Directors

By: ______________________

Spence Walker

SCHEDULES:

Schedule 2.1 — Duties and Responsibilities of CFO

Schedule 2.1 — Duties and Responsibilities of CFO

1. Review all periodic financial and other securities filings for accuracy and completeness
2. Certify all SEC reporting documents as the Chief Financial Officer and Principal Accounting Officer
3. Manage the financial and accounting processes
4. Communicate as needed with the Board of Directors
5. Assist with the raising of capital, either in the form of debt or equity
6. Communicate with bankers, lawyers, auditors as needed
7. Prepare or review company forecasts and budgets
8. Guide the company in strategic business decisions